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                        SECURITES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   ----------

Date of Report:                                 Date of earliest event reported:
OCTOBER 7, 2002                                        SEPTEMBER 25, 2002
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                                 EUROTECH, LTD.
             (Exact name of registrant as specified in its charter)

                                    000-22129
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                            (Commission File Number)

DISTRICT OF COLUMBIA                                        33-0662435
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(State or other                                             (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

                           10306 EATON PLACE, SUIT 220
                                FAIRFAX, VA 22033
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 352-4399



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          (Former name or former address, if changes since last report)

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ITEM 5.  OTHER EVENTS.
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         Eurotech, Ltd., a District of Columbia corporation has restructured certain terms of its agreements with Woodward LLC ("Woodward"). As a result of the restructuring, Woodward is being issued 17,000 newly created Series B 5% Convertible Preferred Shares ("Series B Preferred Shares") and 10,000,000 shares of common stock (the "Common Stock"), in full and complete satisfaction of its various re-pricing rights. Woodward shall retain all other previously issued shares of Common Stock and Series A Preferred Stock. The earlier transaction agreements will remain in full force and effect.

         Each share of the Series B Preferred Shares is redeemable by the Company for $1,000. The Series B Preferred Shares are convertible by the holder for $.75; provided, however, in the event that the Company fails to redeem in full the shares ($1,000 per share plus accrued dividends) pursuant to the following schedule: June 30, 2003--$750,000; September 30, 2003--$750,000,
December 31, 2003--$750,000; March 31, 2004--$1,000,000; June 30,
2004--$1,500,000; September 30, 2004--$1,500,000; December 31, 2004--$2,000,000;
March 31, 2005--$2,000,000; June 30, 2005--$2,500,000; September 30,
2005--$2,500,000; December 31, 2005--$2,750,000; March 31, 2006--$2,800,000,
then until the next scheduled optional redemption date, up to 10% of the original issued Series B stock can be converted by the Investor at the conversion shall automatically be changed to a variable conversion price which will be the greater of (i) $.05 per share or (ii) 90% of the Market Price if the Market Price is between the Floor and $.40 per share; 85% of the Market Price if the Market Price is between $.41 and $.80 per share; 80% of the Market Price if the Market Price is between $.81 and $1.20 per share; 75% if the Market Price if the Market Price is between $1.21 and $2.50 per share; 70% of the Market Price if the Market Price is between $2.51 and $5.00 per share; and 65% of the Market Price if the Market Price is at $5.01 and over. The Market Price is defined as the average of 5 trading days preceding the conversion date. Additionally, in the event that the Company fails to redeem the Series B Preferred Shares according to the redemption schedule in the preceding paragraph and can not retain the listing of its securities on the American Stock Exchange, then the conversion price of the Series B Preferred Shares until the next Optional Scheduled Redemption Date shall be 85% of the average of 3 lowest closing bid prices during 10 days prior to the conversion date. The liquidation price for each of these shares is also $1,000.

         Woodward has also agreed, subject to certain conditions, to purchase an additional $1,300,000 of Series B Preferred Shares in several tranches. Woodward has purchased $175,000. Along with the purchase of the Series B Preferred Shares, the Company granted Woodward registration rights with respect to the underlying shares.

         Simultaneously with the consummation of the restructuring, the Company completed an equity financing in the amount of $250,000. The Company sold 5,000,000 units, consisting of one (1) share of common stock and one (1) warrant, entitling the holder thereof to purchase an additional share of common stock for $.05.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(c)        Exhibits

1. Termination and Modification to Repricing Rights Agreement (Series A Preferred Stock) by and between Eurotech, Ltd. and Woodward LLC, dated September 30, 2002

2. Termination and Modification to Repricing Rights Agreement (Common Stock) by and between Eurotech, Ltd. and Woodward LLC, dated September 30, 2002

3. Securities Exchange and Purchase Agreement by and between Eurotech, Ltd. and Woodward LLC, dated September 30, 2002 (to be filed by amendment)

4.       Registration Rights Agreement, dated September 30, 2002

5.       Certificate of Designation of Eurotech, dated September 30, 2002

6. Subscription Agreement for 5,000,000 dated September 25, 2002 (to be filed by amendment)

7.       Press Release, dated October 2, 2002 (to be filed by amendment)

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                            EUROTECH, LTD.



                                            By: /S/ DON V. HAHNFELDT
                                                -------------------------------
                                                Name:   Don V. Hahnfeldt
                                                Title:  President


Dated:  October 7, 2002

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